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                                                                   Exhibit 10.23

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this company's confidential treatment request.


                              SERVICES AGREEMENT

             This Services Agreement (this "Agreement") is executed as of this 17th day of December, 1999 (the "Effective Date") by and between encoding.com, Inc., a Delaware corporation ("Encoding"), and Valley Media, Inc., a Delaware corporation ("Valley").

                                    RECITALS

             A. Encoding offers services and applications for encoding, optimizing and delivering audio and video content on the Internet.

             B. Valley is a distributor of music and video entertainment products.

             C. Valley desires to obtain certain services from Encoding that will allow Valley to include a digital music sampling service as part of the consumer database it offers to its retail customers.

                                   AGREEMENT

             In consideration of the foregoing and the mutual promises and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Valley and Encoding hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following definitions will apply:

     1.1. The term "Confidential Information" means any information that one party (the "Disclosing Party") furnishes or makes available to the other party (the "Receiving Party") and all information related to the business of one party (the "Disclosing Party") which the other party (the "Receiving Party") acquires in the course of performing its obligations under this Agreement; provided, however, that the term "Confidential Information" does not include any information that the Receiving Party can prove (a) is generally available to or known by the public, (b) was available to or known by the Receiving Party on a non-confidential basis prior to disclosure by the Disclosing Party, (c) was independently developed for the Receiving Party by persons who were not given access to the information disclosed by the Disclosing Party, or (d) becomes generally known to the public after the Effective Date through no act or omission of the Receiving Party.

     1.2. The term "Major Labels" means, collectively, [*], and (f) any affiliate, division or subsidiary of any of the entities described in parts (a) through (e) of this Section 1.2.

2. Inventory Loan. Valley maintains an inventory of compact discs containing prerecorded music (each, a "CD" and, collectively, the "CDs"). Valley will [*], one copy of each stock-keeping unit maintained by Valley among its inventory of CDs during the term of this Agreement, including the original artwork and packaging for each such CD (each, a "Loaned CD" and, collectively, the "Loaned CDs"). Valley will deliver the Loaned CDs to Encoding. Encoding will [*] in delivering the Loaned CDs. In addition, Encoding will pay Valley a handling charge of [*] per Loaned CD delivered to Encoding by Valley.

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3.   Product Information File.  Valley maintains an electronic data file containing [*] for each recording contained in a CD in its inventory (the "Product Information File"). Valley will deliver to Encoding, at [*] charge, one electronic copy of the Product Information File. In addition, during the term of this Agreement, Valley will deliver to Encoding daily updates of the Product Information File ("PIF Updates") containing artist and UPC information for recordings contained in CDs that have been added to Valley's inventory since the original Product Information File or the last PIF Update was delivered to Encoding by Valley, whichever was later. For purposes of this Agreement, the term "Product Information File" means the Product Information File as updated and/or amended by Encoding to incorporate any and all PIF Updates. Valley will not be required to deliver updates of the Product Information File to Encoding following the termination or expiration of this Agreement unless the parties agree otherwise.

4.  Encoding of Loaned CDs.

    4.1. For each recording contained in a Loaned CD (each, a "Recording" and, collectively, the "Recordings"), Encoding will create a storable electronic file containing a copy of that Recording in digital form (each, a "Song File" and, collectively, the "Song Files"). Encoding will create each Song File in a manner that will allow that Song File to be encoded into each of the streaming and downloading formats and at each of the data rates described in Exhibit A hereto, which is incorporated herein by this reference. Valley may amend Exhibit A from time to time to include additional streaming and/or downloading formats and/or additional data rates, and Encoding will create Song Files and Song Clips (as defined below) for each Recording in such additional formats and/or at such additional data rates in accordance with a schedule agreed upon by both parties. Valley will [*] by Encoding in encoding the Loaned CDs into such additional formats and/or at such additional data rates pursuant to this Section 4.1.

     4.2. From each Song File, Encoding will create a sound clip (each, a "Song Clip" and, collectively, the "Song Clips") of a length, in each of the formats and at each of the data rates described in Exhibit B hereto, which is incorporated herein by this reference.

     4.3. Encoding will link each Song Clip to that portion of the Product Information File containing product information for the Recording underlying the Song Clip, so that users of the Product Information File [*] for a particular Recording will be able to [*].

     4.4. Encoding will create a storable electronic file containing a copy of the cover art of each Loaned CD in digital form (each, a "Cover Art File" and, collectively, the "Cover Art Files". Encoding will incorporate the Cover Art Files into the Product Information File so that a digital image of the cover art for a Loaned CD will appear on each screen viewed by a user of the Product Information File that contains information regarding a Recording contained in that Loaned CD.

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     4.5.    After Encoding has created Song Files and Song Clips for each
             Recording contained in a Loaned CD, and created a Cover Art File for that Loaned CD, Encoding will promptly return the Loaned CD to Valley. Valley will [*] in delivering the returned Loaned CDs. Encoding may return Loaned CDs without shrink-wrap, and Encoding will use [*] efforts to have each returned Loaned CD in a condition that would allow Valley to return the Loaned CD to the vendor from which it was purchased without any refurbishment on Valley's part; provided, however, if Encoding is not able to return a Loaned CDs in such returnable condition, Encoding will pay [*] of Valley's wholesale cost for any such Loaned CD.

     4.6. Encoding will update and/or amend the Product Information File on a daily basis to incorporate the information contained in any and all PIF Updates.

     4.7. If, in carrying out its responsibilities under this Agreement, but without any separate obligation to do so, Encoding becomes aware of a Recording that is contained in a Loaned CD [*].

     4.8. Encoding will attempt to create a customized clip service that will allow an artist or label to select the portion of a Recording by that artist or label that is used to create a Song Clip for that Recording. The artist or label would be required to bear the cost related to the creation of any such customized Song Clip.

5. Music Sampling Service. Valley and Encoding will use the Product Information File and the Song Clips to create a music sampling service (the "Sampling Service") that will be sold or licensed to third parties. Encoding and Valley each will have the right to sell or license the Sampling Service to third parties; provided, however, that neither Encoding nor Valley may sell, license or otherwise transfer the Sampling Service or any portion thereof to [*]. Encoding and Valley will each be responsible for collecting sales revenue and/or license fees from their respective customers and/or licensees. During the term of this Agreement, Encoding and Valley will each be entitled to [*] of any license fees received by the other party for selling or licensing the Sampling Service, but only to the extent [*]. Encoding will perform the following services to support the Sampling Service:

     5.1. Encoding will store the Song Clips on its business systems and use those systems to stream the Song Clips to consumers using the Sampling Service. In hosting and streaming the Sampling Service, Encoding will maintain interface capabilities that are consistent with industry standards. Encoding's right to host and stream the Sampling Service on behalf of Valley under this Section 5.1. is not exclusive, and Valley may retain other persons or entities to perform such services in accordance with the following conditions. Valley will notify Encoding in writing if it wishes to have hosting and streaming services for the Sampling Service performed by a person or entity other than Encoding (the "Third Party Service Provider"). For a period of sixty (60) days following Encoding's receipt of such notice, Valley and Encoding will negotiate in good faith regarding Encoding's provision of such services instead of the Third Party Service Provider. If, at the conclusion of such sixty (60) day period, Valley and Encoding have not reached an agreement for Encoding to perform such services after negotiating in good faith, Valley will be permitted to retain the Third Party Service Provider to perform such services.

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     5.2.    Encoding will collect the data described in Exhibit D hereto (the
             "Consumer Data"), which is incorporated herein by this reference, regarding the usage and purchasing habits of consumers that use the Sampling Service.

6. Minimum Service Levels. In consideration of the capital expenditures that will be incurred by Encoding in connection with this Agreement, which are described in Section 7.1. below, Valley [*] that Encoding will receive revenues from the Sampling Service of at least [*] during each three month period (an "Installment Period") during the first twelve (12) months after the Sampling Service becomes operational (the "Guaranteed Period") for a total guaranteed payment of at least [*]. If Encoding does not receive revenues from the Sampling Service of at least [*] during each Installment Period during the Guaranteed Period, Valley will make a payment to Encoding (each, a "Guaranteed Payment") within thirty (30) Days of the conclusion of applicable Installment Period equal to the difference between [*] and the amount of revenues actually received by Encoding from the Sampling Service during the applicable Installment Period (the "Sampling Service Revenue"); provided, however, that Encoding will not be entitled to receive the Guaranteed Payment if (a) the Sampling Service is not operational on or before [*] if Valley has provided the Priority CDs (as defined below) within 30 days of the Effective Date,or [*], which is incorporated herein by this reference; provided, further, that Valley shall not be obligated to make a Guaranteed Payment for a particular Installment Period if Encoding has received an average of [*] from Guaranteed Payments and Sampling Service Revenue and all Guaranteed Payments for the Installment Period in question and each preceding Installment Period. For purposes of this
     Section 6, the Sampling Service will become "operational" when Encoding has created Song Files and Song Clips for the [*] Loaned CDs designated as "Priority CDs" within 30 days of the Effective Date. For the purposes of this Section 6, all references to "revenue" shall be revenue calculated in accordance with U.S. GAAP.

7.   Service Fees.

     7.1. Capital Expenses. Encoding will pay all the necessary upfront capital equipment charges necessary for the creation of the Sampling Service which are estimated to total [*] and to include:

             7.1.1.     Facilities
             7.1.2.     Ripping Stations
             7.1.3.     Encoding Stations
             7.1.4.     Raid Online Storage
             7.1.5.     Nearline Storage System
             7.1.6.     Computer servers and Equipment

     7.2. Shared Costs. In consideration of the services performed by Encoding under this Agreement, Encoding and Valley will [*] the costs of creating the Song Files and Song Clips. The costs will include [*]. Encoding estimates these direct costs to total [*]. Therefore, Valley will pay Encoding a total of [*] on [*] for the non-refundable expenses for setting up the Sampling Service. The above estimates are fixed and in the event the actual costs for this service increase or decrease, Valley will [*].

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     7.3.    Maintenance Costs.  For the ongoing maintenance encoding of new inventory for the Sampling Service, Valley and Encoding will [*] the actual direct ongoing encoding costs estimated at the rate of [*] per CD used in the Sampling Service. Therefore, Valley would pay Encoding a service fee of [*] per such CD. These costs are fixed through September 2000. In the event, the costs for maintenance are determined to increase or decrease by [*] or higher, the parties agree to renegotiate this clause and its fee schedule in good faith. Encoding will invoice Valley on a monthly basis that reflects the actual number of files added to the Sampling Service inventory. Valley and Encoding will each pay [*] of all shipping and handling charges to and from the Valley and Encoding.com facilities.

     7.4. Streaming Costs. Encoding will charge Valley [*] for the ongoing streaming and hosting costs. [*] is defined as the [*] plus [*] of the [*] plus [*].

8.   Ownership and Rights upon Termination.

     8.1.    Loaned CDs.

             8.1.1.  The Loaned CDs are, and will at all times remain, Valley's sole and exclusive property, and Valley will have the right to demand the return of any or all of the Loaned CDs, with Encoding and Valley to each pay [*] of the cost of such return, including the original artwork and packaging for each Loaned CD, at any time; provided, however, that, if at any time any or all of the Loaned CDs (other than any Loaned CDs purchased by Encoding pursuant to Section 9.2 of this Agreement) are determined to be Encoding's property, Encoding hereby grants Valley a security interest in such Loaned CDs.

             8.1.2.  Upon the expiration or termination of this Agreement,
                  Encoding will promptly return all of the Loaned CDs, including the original artwork and packaging for each Loaned CD, with Encoding and Valley to each pay [*] of the cost of such return, to Valley (other than any Loaned CDs Encoding has already returned to, or purchased from, Valley pursuant to
                  Section 9.2 of this Agreement).

     8.2.    Files and Clips.

             8.2.1.  The Song Clips, the Song Files and the Cover Art Files will be, and will at all times remain, the sole and exclusive property of Valley; provided, however, that, if at any time any or all of the Song Files and/or the Song Clips and/or the Cover Art Files are determined to be Encoding's property, Encoding hereby grants Valley a security interest in such Song Files and/or Song Clips and/or Cover Art Files .

             8.2.2.  The Product Information File and any and all PIF Updates
                  will be, and will at all times remain, the sole and exclusive property of Valley; provided, however, that, if at any time the Product Information File, any portion thereof, or any or all of the PIF Updates are determined to be Encoding's property, Encoding hereby grants Valley a security interest in the Product Information File and/or such PIF Updates.

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             8.2.3.  Valley hereby grants Encoding a worldwide, perpetual, irrevocable, nonexclusive license to use, store, modify, copy and distribute the Product Information File, the PIF Updates, the Song Clips, the Song Files and the cover Art Files. This license will survive any termination or expiration of this Agreement. Encoding will have the right to sublicense the Product Information File, the PIF Updates, the Song Files, the Song Clips and the Cover Art Files to any entity other than [*].

             8.2.4.  Upon the expiration or termination of this Agreement, or at any earlier time, upon demand by Valley, Encoding will promptly deliver to Valley, [*], copies of all of the Song Files, Song Clips and Cover Art Files in the formats maintained hereunder; provided, however, if Valley terminates this Agreement as a result of a breach of this Agreement by Encoding pursuant to Section 18.2, Encoding shall [*].

     8.3. Consumer Data. All of the Consumer Data will be, and will at all times remain, the sole and exclusive property of Valley; provided, however, that Valley will pay Encoding [*] all revenues received by Valley through the sale, licensing or other commercial exploitation of all or any portion of the Consumer Data during the term of this Agreement.

9.   Audiofile License and Deleted Product.

     9.1. At the same time the parties enter into this Agreement, they will enter into an Audiofile License Agreement substantially in the form attached hereto as Exhibit F (the "Audiofile License"), which is incorporated herein by this reference, pursuant to which Valley will license its audiofile database ("Audiofile") to Encoding on a royalty free basis during the term of this Agreement. If Valley is notified by any of its suppliers that the supplier is deleting one of the Loaned CDs from its catalog, Valley will post a deletion notice regarding the Loaned CD on Audiofile, and Encoding will return its copy of the Loaned CD to Valley on or before the Last Customer Return Date stated in the deletion notice, with Encoding and Valley to [*] of the cost of such return.

     9.2. If Valley posts a deletion notice regarding a Loaned CD on Audiofile and Audiofile is fully operational and accessible by Encoding, and Encoding fails to return its copy of the Loaned CD to Valley prior to the Last Customer Return Date stated in the deletion notice, Encoding will purchase the Loaned CD from Valley at Valley's wholesale price for the Loaned CD.

10. Initial Warrant Grant. Encoding will issue warrants for 325,000 shares of Encoding common stock with a strike price of $10 per share and an exercise period of 1 year (the "Initial Warrants"). The Initial Warrants will be granted upon commencement of this agreement.

11. Rights Acquisition. Encoding will grant Valley an additional 325,000 on the same terms and conditions as the Initial Warrants in consideration of Valley's certification attached hereto as Exhibit G (the "Certificate"), which is incorporated herein by this reference, regarding Valley's attempts to [*]. The statements contained in the Certificate will constitute representations and warranties of Valley under this Agreement. If Valley enters into a definitive written agreement with [*] regarding the matters set forth in the Certificate, Valley will provide a copy of such agreement to Encoding.

12.  Future Endeavors.

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     12.1.   Valley and Encoding will explore the possibility of a variety of new offerings leveraging either the existing assets such as the Song Files, Song Clips and/or the PIF for additional Internet Music services including digital downloading services for Valley's customers, Internet radio broadcasts, Internet or digital juke boxes, "just-in-time" compact disc manufacturing; or offerings leveraging other assets of Valley and Encoding.

     12.2. Valley and Encoding agree that both parties will mutually agree upon the appropriate business model for all new jointly created new ventures. In such ventures as may occur, Encoding and Valley will [*] but will attempt to structure the ventures so [*].

13. Representations and Warranties of Encoding. To induce Valley to enter into this Agreement and to perform the transactions contemplated hereunder, Encoding represents and warrants as follows:

     13.1. Organization. Encoding is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

     13.2. Authority; Consents and Approvals; No Violations. Encoding has the full corporate power and authority and legal right to execute and deliver this Agreement, and otherwise to perform its obligations hereunder. This Agreement has been validly executed and delivered by Encoding and will constitute a valid and binding obligation of Encoding enforceable in accordance with its terms, except to the extent such enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by the effect of general principles of equitable law, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any provision of Encoding's Certificate of Incorporation or Bylaws, or violate, conflict with, result in a breach of or constitute (with or without due notice, lapse of time or both) a default under any agreement, license, contract, franchise, permit, indenture, lease, or other instrument to which Encoding is a party, or by which it or any of its assets are bound.

     13.3. Performance Standards. Encoding will perform the services described in Sections 4 and 5 of this Agreement in a professional and workmanlike manner that is consistent with the highest industry standards.

14. Representations and Warranties of Valley. To induce Encoding to enter into this Agreement and to perform the transactions contemplated hereunder, Valley represents and warrants as follows:

     14.1. Organization. Valley is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

     14.2. Authority; Consents and Approvals; No Violations. Valley has the full corporate power and authority and legal right to execute and deliver this Agreement, and otherwise to perform its obligations hereunder. This Agreement has been validly executed and delivered by Valley and will constitute a valid and binding obligation of Valley enforceable in accordance with its terms, except to the extent such enforceability may be limited by the effects of bankruptcy, insolvency,

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             reorganization, moratorium or other similar laws affecting creditors' rights generally, and by the effect of general principles of equitable law, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any provision of Valley's Certificate of Incorporation or Bylaws or violate, conflict with, result in a breach of or constitute (with or without due notice, lapse of time or both) a default under any agreement, license, contract, franchise, permit, indenture, lease, or other instrument to which Valley is a party, or by which it or any of its assets are bound.

15. Indemnification. Each party will, at all times, indemnify, defend and hold the other party harmless from and against any and all third-party claims, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of any breach or alleged breach by the indemnifying party of any representation, warranty or obligation of such party under this Agreement. In addition, each party will, at all times, indemnify, defend and hold the other party harmless from and against any and all third-party claims, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of any infringement or alleged infringement of the patents, copyrights, trademarks or other intellectual property rights of any third party that results from the commercial use of the Sampling Service by the indemnifying party, any of the indemnifying party's licensees, or any person or entity that has purchased the Sampling Service, or any portion thereof, from the indemnifying party.

16. Limitation on Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

17. Confidential Information. Neither Encoding nor Valley may use any Confidential Information of the other except as permitted under this Agreement. In addition, neither Encoding nor Valley may disclose any Confidential Information of the other unless (a) such disclosure is made to the Disclosing Party's employees or agents on a "need to know" basis or (b) such disclosure is required by law or legal process and the party from whom such disclosure is required has given the other party prior notice of such requirement and has cooperated with the non-Disclosing Party to oppose disclosure. For purposes of this Agreement, any unauthorized use or disclosure of Confidential Information by an employee or agent of either party will be treated as an unauthorized disclosure by such party.

18.  Term and Termination.

     18.1. This Agreement will terminate on the third anniversary of the Effective Date (the "Initial Termination Date"), unless both parties provide a written amendment at least ninety (90) days prior to the Initial Termination Date, in which case this Agreement will be extended for an additional two years and will terminate upon the fifth anniversary of the Effective Date.

     18.2. Either party may terminate this Agreement if (i) the other party materially breaches any of its obligations under this Agreement,
             (ii) the non-breaching party sends written notice to the breaching party describing the breach in reasonable detail, and (iii) the breaching party does not cure the breach within thirty (30) days following its receipt of such notice.

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     18.3.   Either party may terminate this Agreement if (i) the other party becomes insolvent, or (ii) a petition is filed by or against the other party under any bankruptcy or insolvency laws and, in the event of any involuntary petition, the petition is not dismissed within forty-five (45) days of the filing date.

     18.4. The parties may terminate this Agreement by mutual consent through a signed writing.

19. Press Release. Upon execution of this Agreement, Encoding and Valley will issue a joint press release (the "Press Release") announcing the execution of this Agreement and briefly describing the transactions contemplated hereby. Neither party will issue the Press Release, nor any other release concerning this Agreement or the transactions contemplated hereby, without the other party's prior consent.

20.  Miscellaneous

     20.1. Assignment. Neither party may assign any of its rights under this Agreement without the other party's prior written consent; provided, however, that either party may assign its rights under this Agreement to any affiliate of such party, any entity into which such party is merged or any entity that purchases substantially all of the assets of such party.

     20.2. Further Assurances. In addition to the obligations required to be performed by the parties hereto under the other provisions of this Agreement, the parties agree to perform, without further consideration, such other acts and to execute, file, acknowledge and deliver such other instruments and documents, including without limitation UCC-1 financing statements covering the Loaned CDs, the Song Files, the Song Clips, the Product Information File and the PIF Updates, as may be reasonably required to carry out the provisions and purposes of this Agreement and to fully and properly consummate the transactions contemplated hereby.

     20.3. Amendment and Waiver. No amendment or modification of this Agreement will be effective unless set forth in a writing signed by an authorized representative of the party against which enforcement of such amendment is sought. No waiver by a party of the other party's obligation to comply with any provision of this Agreement will be deemed or will constitute a waiver of the nonwaiving party's obligation to comply with any other provision of this Agreement or with the nonwaiving party's obligation to comply with the waived provision on a subsequent occasion.

     20.4. Arbitration. Any dispute or controversy arising between Encoding and Valley regarding this Agreement will be submitted to arbitration in the state of the defending party in accordance with the rules then in effect of the American Arbitration Association. Any award made by an arbitrator pursuant to this Section 20.4 will be binding upon both parties in the absence of fraud and may be entered in any court of competent jurisdiction.

     20.5. Notices. Any notice to a party pursuant to this Agreement shall be given by one of the following means: (a) certified or registered United States mail, postage prepaid, (b) private courier or express service requesting evidence of receipt as a part of its service, or
             (c) by telecopy, with a copy also to

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             be given by first class United States mail, postage prepaid, or by any means permitted under parts (a) or (b) of this Section 20.5. Notices shall be given to the parties at the following addressees:

               If to Valley:   Valley Media, Inc.
                               1280 Santa Anita Court
                               Woodland, California  95776
                               Attention:  Sachin Adarkar
                               Fax Number:  (530) 406-5231

               If to Encoding: encoding.com, Inc.
                               414 Olive Way, 3rd Floor
                               Seattle, Washington  98101
                               Attention:  CFO
                               Fax Number:  206-832-4001

               with a mandatory copy to:  Venture Law Group
                               4750 Carillon Point
                               Kirkland, WA 98033
                               Attention:  John W. Robertson
                               Fax Number:  (425) 739-8750

     20.6. Binding Effect. Upon execution of this Agreement by all parties hereto, this Agreement shall inure to the benefit of, and be binding on and enforceable against, the parties and their respective heirs, legal representatives, successors and permitted assigns.

     20.7. Entire Agreement. This Agreement, including the exhibits and schedules hereto, together with the Audiofile License and the Warrant, constitute the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any prior or contemporaneous agreements or understandings relating to the subject matter hereof, whether written or oral.

     20.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, will constitute one and the same instrument.

     20.9. Attorneys' Fees. If any arbitration, legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party will be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

     20.10. Survival. The provisions of Sections 1, 8.3, 15, 16, 17, and 20 will survive any termination or expiration of this Agreement.

     20.11. Headings. The headings of the paragraphs and sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any provisions hereunder.

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     20.12.  Partial Invalidity. The invalidity of any part or provision of this
             Agreement will not affect the enforceability of the remainder of this Agreement.

     20.13. Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of California applicable to contracts entered into and performed entirely within that state.

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             In witness whereof, the parties have executed this Services
Agreement as of the Effective Date.


Valley Media, Inc.                     encoding.com, Inc.

/s/ Sachin Adarkar                     /s/ David C. Bullis
____________________________           __________________________
By:                                    By:
Its:                                   Its:



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                                   Exhibit A
                                   ---------
                          Song File Streaming Formats
                          ---------------------------

The parties agree to support the following Digital Audio formats per the terms in Section 4.1.

[* * * * *]

[*] Confidential Treatment Request


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                                   Exhibit B
                                   ---------
                      Song Clip Streaming and Data Formats
                      ------------------------------------

The parties agree to support the following Data Rates and Samples lengths per the terms in Section 4.2.

Formats and Data Rates:

[* * * * *]

Clips Lengths:

1.  Pop/Rock/Non-Jazz and Classical - 30 seconds
2.  Jazz/Classical - 60 seconds

  The clips lengths are intended to meet contemporary commercial standards and are subject to change.

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                                   Exhibit C
                                   ---------
                       Product Information File Schedule
                       ---------------------------------

Product Information File Specification

     Valley will provide encoding.com the following minimum data in a commercially acceptable manner:

[* * * * *]

[*] Confidential Treatment Request

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                                   Exhibit D
                                   ---------
                                 Consumer Data
                                 -------------

Encoding will track and provide a data file that includes the following information reports:

[* * * *]

The specifics of these reports will vary and can be modified for particular customer requests related to the Music sampling Service.

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                                   Exhibit E
                                   ---------
                           Minimum Service Standards
                           -------------------------

The following represents Encoding's standard Service Level Agreement for Streaming. The parties agree that the Music Sampling Service will need to meet commercial and competitive standards and might differ from these terms. The parties agree to modify the Service Level Agreement as necessary to meet commercially acceptable standards.

                            Service Level Guidelines
(KK)
1.   Bandwidth and Processor Capacity.  [* * * *]

2. Backup. In the case of server crashes and/or corrupt data, Encoding.com shall [* * * *]

3.   Security.  Encoding will [* * * *]

4.   Administration.  [* * * *]

5.   Maintenance.  [* * * * *]

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6.   Support Guidelines.  Encoding will provide support as set out below in
     Table 1, [* * * *]

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7.   Access Warranty.  [* * * *]


8. Year 2000 Compliance. Subject to the limitations set forth below, Encoding represents and warrants to Provider that the Encoding software used in connection with the provision of the Encoding Streamig Services, when used properly and in conformity with the product information provided by Encoding, will accurately store, display, process, provide, and/or receive date data from, into, and between 1999 and 2000, and the twentieth and twenty-first centuries, including leap year calculations, provided that all other technology used in combination with the such software properly exchanges date data with such software. Encoding makes no representation about individual components within such software should they be used independently from the product as a whole. This limited warranty is in lieu of all other warranties, whether express, implied, or statutory, including, but not limited to, any warranty of merchantability, fitness for a particular purpose, or any warranty arising out of any proposal, specification, or sample. Encoding's sole obligation with respect to this limited warranty, including its total liability for all

[*] Confidential Treatment Request
     claims hereunder, is governed by Section 19 of this Agreement. These limitations on potential liability were an essential element in setting the price for the services to be provided by Encoding hereunder.

                                   Exhibit F
                                   ---------
                               Audiofile License
                               -----------------

This audiofile License Agreement (this "License"), dated December 17, 1999 (the "Effective Date"), is entered into by and between Valley Media, Inc., a Delaware corporation ("Licensor"), and encoding.com, Inc., a Delaware corporation ("Licensee").

1. License Grant

(a) Licensor hereby grants Licensee a non-exclusive and non-transferable license to:

      (i) Load, transmit, execute, store and/or display the proprietary audiofile database created and developed by Licensor (the "Database") for Licensee's internal use;

      (ii)  Modify the Database for internal use by Licensee; and

      (iii) Incorporate the Database or portions thereof into Licensee's own database for use by Licensee; provided, however, that the Database portion of the resulting conjoined work may only be used in accordance with this License and will still be subject to all the provisions hereof.

(b) Licensor will provide Licensee with periodic updates of the information contained in the Database (each such update, a "Database Update"). For purposes of this License, the term "Database" includes any and all Database Updates.

(c) Licensor will provide Licensee with reasonable telephone support for the Database at no additional charge.

2.   Restrictions on Transfer

(a) Licensee may not, without Licensor's prior written consent or as set forth in that certain Services Agreement (the "Services Agreement") between Licensor and Licensee dated as of the Effective Date (collectively, a "Consent to Transfer"), sublicense, sell, lend, rent or otherwise transfer the Database or any portion thereof, or assign any of its rights or obligations under this License, to any other person or entity, including, without limitation, any of Licensee's wholly or partially owned subsidiaries or affiliates; provided, however, that Licensee may make copies of the Database sufficient for its own back-up, development and production purposes.

(b) If Licensee obtains a Consent to Transfer from Licensor, Licensee will obtain a written undertaking from the intended transferee (the "Permitted Transferee") prior to effecting such transfer acknowledging and agreeing to the following:

     (i) That the Database is the valuable, sole and exclusive intellectual property of Licensor;

     (ii) That the Permitted Transferee will only use the Database in the manner expressly permitted under the Consent to Transfer, and that the Permitted Transferee will be liable for any use of the Database by Permitted Transferee, its agents, employees, assigns or transferees that is not expressly permitted under the Consent to Transfer;

     (iii) That the Permitted Transferee has read and agrees to be bound by Sections 4, 6, 7, 8 and 9 of this License with respect to its use of the Database; and

     (iv) That the Permitted Transferee will place appropriate copyright notices on all materials created by or for the Permitted Transferee that contain all or any portion of the information contained in the Database, regardless of whether such materials are in printed, video, audio, electronic or any other form.

3.   Fees

Licensee will not be required to pay Licensor any fees under this License.

4.   Rights in Tangible and Intellectual Property

(a) Except as set forth in the Services Agreement, as between Licensor and Licensee, Licensor is the sole and exclusive owner of the Database, any supporting materials provided therewith, and any and all patents, trademarks, servicemarks, copyrights, trade names, service names, trade secrets and other proprietary and/or intellectual property rights associated with the Database or such supporting materials. Licensee agrees to treat the Database, the information it contains and any such supporting materials as the Licensor's confidential trade secrets.

(b) Except as set forth in the Services Agreement, if any materials created by or for Licensee for publication or display or distribution to the public contain all or any portion of the information contained in the Database, regardless of whether such materials are in printed, video, audio, electronic or any other form, Licensee will ensure that such materials contain appropriate copyright notices identifying Licensor as the copyright holder with respect to such information.

5.   Term:  Termination

The term of this License will commence as of the Effective Date and will continue until the expiration or termination of the Services Agreement.

6. Warranty

(a) Licensor warrants that the media on which or by which the Database and the Database Updates are delivered and transmitted will be free from defects. If any such media are defective, Licensee's sole and exclusive remedy will be to elect one of the following:

     (i)    Require that Licensor replace or repair the defective media; or

     (ii) Require that Licensor retransmit or redeliver the Database or Database Update.

(b)  EXCEPT AS SET FORTH IN SECTION 6(a) ABOVE:

     (i) THE DATABASE IS PROVIDED "AS IS," AND LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE CONTENT, SUFFICIENCY, ACCURACY, COMPLETENESS OR CURRENCY THEREOF; AND

     (ii) LICENSOR EXPRESSLY DISCLAIMS ANY EXPRESS, IMPLIED OR STATUTORY WARRANTIES WITH RESPECT TO THE DATABASE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7. Limitations of Liability

(a) IN NO EVENT WILL LICENSOR BE LIABLE TO LICENSEE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(b) IN NO EVENT WILL LICENSOR'S LIABILITY TO LICENSEE FOR ANY CLAIMS, LOSSES OR DAMAGES ARISING UNDER THIS LICENSE, WHETHER IN CONTRACT, TORT OR OTHERWISE, EXCEED THE TOTAL AMOUNT OF FEES RECEIVED BY LICENSOR HEREUNDER.

8.   Indemnification

Subject to the limitations on liability set forth in Section 7, each party will, at all times, indemnify, defend and hold the other party harmless from and against any and all third-party claims, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of any breach or alleged breach by the indemnifying party of any representation, warranty or covenant made by such party under this License.

9. Injunctive Relief

The parties agree that Licensor may suffer irreparable harm in the event Licensee fails to comply with any of the provisions of Sections 2 or 3 of this License, and that monetary damages and other remedies available at law would, in themselves, be insufficient to compensate Licensor for such harm. Therefore, if Licensee breaches or threatens to breach any of its obligations under Sections 2 or 3 of this License, Licensor will be entitled to obtain injunctive relief from any court of competent jurisdiction to cure such breach or prevent such threatened breach, as the case may be, and such injunctive relief shall be in addition to, and not in lieu of, any other remedies available to Licensor at law or in equity.

10. Miscellaneous

(a) Assignment. This License may not be assigned by either party without the other party's prior written consent; provided, however, that Licensor may, without Licensee's prior written consent, assign its right to receive fees hereunder and may assign this License to any of its affiliates or subsidiaries.

(b) Survival. The provisions of Sections 6, 7 and 8 will survive the termination or expiration of this License.

(c) Amendment and Termination. No amendment, modification, termination or cancellation of this License will be effective unless set forth in a writing signed by an authorized representative of the party against which enforcement of such amendment is sought. No waiver of any provision of this License will be deemed or will constitute a waiver of any other provision of this License or a subsequent or continuing waiver of the same provision.

(d) Notices. Any notice to a party pursuant to this License shall be given by one of the following means: (a) certified or registered United States mail, postage prepaid, (b) private courier or express service requesting evidence of receipt as a part of its service, or (c) by telecopy, with a copy also to be given by first class United States mail, postage prepaid, or by any means permitted under subparagraphs (a) or (b) of this section. Notices shall be given to the parties at the following addressees:

           If to Licensor:  Valley Media, Inc.
                            1280 Santa Anita Court
                            Woodland, California  95776
                            Attention:  Sachin Adarkar, General Counsel
                            Fax Number:  (530) 406-5231

           If to Licensee:  encoding.com, Inc.
                            414 Olive Way, 3rd Floor
                            Seattle, Washington  98101
                            Attn: CFO
                            Fax Number: (206) 832-4001

           with a copy to:  Venture Law Group
                            4750 Carillon Point
                            Kirkland, WA  98033
                            Attn: John W. Robertson
                            Fax Number: (425) 739-8750

(e) Headings. The headings of the sections and paragraphs of this License are included for purposes of convenience only and shall not affect the construction or interpretation of any provisions hereunder.

(f) Partial Invalidity. The invalidity of any part or provision of this License will not affect the enforceability of the remainder of the License.

(g) Governing Law. This License will be governed by and construed in accordance with the substantive laws of the State of California applicable to contracts entered into and performed entirely within that state.

In witness whereof, the parties have executed this License as of the Effective Date.

LICENSOR:                              LICENSEE:

Valley Media, Inc.                     encoding.com, inc.

/s/ Sachin Adarkar                     /s/ David C. Bullis
-----------------------------          -----------------------------
By:                                    By:
   --------------------------             --------------------------
Its:                                   Its:
    -------------------------              -------------------------

                                   Exhibit G
                                   ---------
                             Rights Certification
                             --------------------

                             OFFICER'S CERTIFICATE

     The undersigned, on behalf of Valley Media, Inc., a Delaware corporation ("Valley"), hereby certifies as follows:

1. The undersigned is Valley's duly appointed President and Chief Executive Officer.

2.   Valley has been given oral permission by [****].

3.   Valley has been given oral permission by [****].

4.   Valley has been given oral permission by [****].

5.   Valley has been given oral permission by [****].

6. All capitalized terms not defined in this Certificate will have the respective meanings ascribed to such terms in the Agreement.

     In witness whereof, the undersigned has executed this Officer's Certificate as of December 16, 1999.


/s/ Robert R. Cain
-----------------------
ROBERT R. CAIN

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